EXHIBIT 9
                                                                      ---------

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS


We refer to our report dated February 7, 2007 evaluating the reserves attributable to Western Oil Sands Inc. (the "Company") as of December 31, 2006 (the "Report").

We hereby consent to references to our name and to the Report in the Company's Annual Report on Form 40-F to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We also confirm that we have read the Annual Information Form and that we have no reason to believe that there are any misrepresentations in the information contained in it that are derived from the Report or that are within our knowledge as a result of the services we performed in connection with the Report.



         /s/ James H. Willmon
         ----------------------
         James H. Willmon, P. Eng
         GLJ Petroleum Consultants Ltd.
         Independent Engineers

         Calgary, Canada
         February 22, 2007